Exhibit 99.1

March 22, 2022	Contact:	Roger Schrum
+843-339-6018
roger.schrum@sonoco.com

Sonoco Raises First-Quarter 2022 Financial Guidance

HARTSVILLE, S.C., U.S. – Sonoco (NYSE: SON), one of the largest global sustainable packaging companies, today provided updated first-quarter 2022 earnings guidance and announced its earnings release date and investor conference call information.

Sonoco Provides First-Quarter 2022 Financial Update

Based on year-to-date results and an updated forecast for the remainder of the first quarter, Sonoco expects first-quarter 2022 GAAP earnings to be in a range of $0.80 to $0.90 per diluted share. The first quarter GAAP earnings reflects the anticipated impact of estimated after-tax restructuring charges, acquisition-related expenses (including certain aspects of purchase accounting), intangibles amortization expense and other items. The Company also expects first-quarter 2022 base earnings to be in a range of $1.70 and $1.80 per diluted share which is approximately 35 percent above the Company’s previously communicated guidance range of $1.25 and $1.35 per diluted share. Sonoco had base earnings of $1.00 per diluted share in the first quarter of 2021. (See base earnings definition, explanation and reconciliation to GAAP earnings later in this release.)

Sonoco expects operating results to be significantly better than previously expected due to strong price/cost recovery across most of its businesses. Operating results also are benefitting from its January 26, 2022, acquisition of Ball Metalpack, as well as stronger than expected demand in both its Consumer Packaging segment and All Other group of businesses.

Information on First Quarter Financial Release Date and Management Conference Call

Sonoco expects to report its first-quarter financial results before the NYSE opens for trading on Thursday, April 21, 2022. Management will host a conference call and webcast to review those results beginning at 11 a.m. ET on that day. The live conference call and a corresponding presentation will be made available via its Investor Relations website at https://investor.sonoco.com. A telephonic replay of the call will be available starting at 2 p.m. ET on Thursday, April 21, 2022, to U.S. callers at 855-859-2056 and international callers at +404-537-3406. The replay passcode for both U.S. and international calls is 5589135. The archived telephonic replay will be available through May 1, 2022.

About Sonoco

Founded in 1899, Sonoco (NYSE: SON) is a global provider of consumer, industrial, healthcare and protective packaging. With net sales of approximately $5.6 billion in 2021, the Company has 20,500 employees working in approximately 300 operations in 32 countries, serving some of the world’s best-known brands in some 85 nations. Sonoco is committed to creating sustainable products, services and programs for our customers, employees and communities that support our corporate purpose of Better Packaging. Better Life. The Company ranked first in the Packaging sector on Fortune’s World’s Most Admired Companies for 2022 as well as being included in Barron’s 100 Most Sustainable Companies for the fourth consecutive year. For more information, visit www.sonoco.com.

Non-GAAP Financial Measures and Reconciliations

Base earnings and base earnings per diluted share mentioned in this release are non-GAAP financial measure adjusted to exclude restructuring-related items, asset impairment charges, acquisition/divestiture-related expenses, non-operating pension costs, amortization expense on acquisition intangibles and certain income tax-related events and other items, if any, the exclusion of which the Company believes improves comparability and analysis of the ongoing operating performance of the business.

1 North Second Street
Hartsville, S.C. 29550 USA
843/383-7794
www.sonoco.com

These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Sonoco management does not, nor does it suggest that investors should, consider these non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Sonoco presents these non-GAAP financial measures to provide users information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. Material limitations associated with the use of such measures are that they do not reflect all period costs included in operating expenses and may not reflect financial results that are comparable to financial results of other companies that present similar costs differently. Furthermore, the calculations of these non-GAAP measures are based on subjective determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently.

Whenever Sonoco uses a non-GAAP financial measure, except with respect to guidance, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Whenever reviewing a non-GAAP financial measure, investors are encouraged to fully review and consider the related reconciliation.

For the quarter ending April 3, 2022, the Company currently projects GAAP net income attributable to Sonoco will likely range from $79 million to $89 million, or $.80 to $0.90 per diluted share. The Company currently projects that after-tax non-GAAP adjustments will total approximately $89 million, largely consisting of approximately $60 million of items related to the acquisition of Ball Metalpack, including the impact of purchase price accounting adjustments, amortization of acquired intangibles of $15 million and LIFO reserve adjustments of $14 million, resulting in Base earnings of $168 million to $178 million, or $1.70 to $1.80 per diluted share. However, actual non-GAAP adjustments could be substantially different as the purchase price accounting adjustments related to the acquisition of Ball Metalpack are yet to be finalized and other expenses may be incurred during the remainder of the quarter that are not currently contemplated.

Following is the GAAP to Base reconciliation for the period ended April 4, 2021:

	For the three months ended April 4, 2021
Dollars in thousands, except per share data	GAAP	Restructuring/ Asset Impairment(1)	Amortization of Acquisition Intangibles	Other Adjustments(2)	Base
Operating profit	$120,309	$6,846	$12,749	$12,512	$152,416
Non-operating pension costs	7,284	—	—	(7,284)	—
Interest expense, net	17,731	—	—	—	17,731
Income before income taxes	$95,294	$6,846	$12,749	$19,796	$134,685
Provision for income taxes	24,045	1,626	3,158	5,633	34,462
Income before equity in earnings of affiliates	$71,249	$5,220	$9,591	$14,163	$100,223
Equity in earnings of affiliates, net of tax	1,044	—	—	—	1,044
Net income	$72,293	$5,220	$9,591	$14,163	$101,267
Net loss attributable to noncontrolling interests, net of tax	4	—	—	—	4
Net income attributable to Sonoco	$72,297	$5,220	$9,591	$14,163	$101,271
Per diluted common share*	$0.71	$0.05	$0.09	$0.14	$1.00

*Due to rounding individual items may not sum across

(1) Restructuring/Asset impairment charges are a recurring item as Sonoco’s restructuring actions usually require several years to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the impairment of assets and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur

(2) Other Adjustments are primarily comprised of costs related to potential and actual acquisitions and divestitures, non-operating pension costs, gains from insurance proceeds, and gains/losses from the divestiture of businesses, net of the applicable tax effect.

Forward-looking Statements

Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, price/cost recovery across Sonoco’s business, expected benefits from the acquisition of Ball Metalpack, trends in customer demand, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, among other things, risks relating to Sonoco’s ongoing integration of Ball Metalpack, Sonoco’s ability to manage inflationary pressure and other macroeconomic trends, including demand trends, and shortages or disruptions in supply chains. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its website, sec.gov, and from the Company’s investor relations department and the Company’s Investor Relations website, https://investor.sonoco.com.

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